Exhibit 99.1

Williams Partners L.P. (NYSE: WPZ)
One Williams Center
Tulsa, OK 74172
800-600-3782
www.williamslp.com

DATE: April 25, 2012

MEDIA CONTACT:	INVESTOR CONTACTS:
Jeff Pounds	John Porter	Sharna Reingold
(918) 573-3332	(918) 573-0797	(918) 573-2078

Williams Partners Reports First-Quarter 2012 Financial Results

•	1Q 2012 Net Income is $348 Million, Up 13% Over 1Q 2011

•	Increase in Fee-Based Businesses, Higher NGL Margins Drive Strong 1Q Results

•	Distributable Cash Flow Up 8% to $475 Million in 1Q 2012

•	Equity Offering Completed, Poised to Close Major Caiman Acquisition

•	Annual Analyst Day Set for May 22

Summary Financial Information	1Q
Amounts in millions, except per-unit amounts.	2012	2011
(Unaudited)
Net income	$348	$307

Net income per common L.P. unit	$0.85	$0.81

Distributable cash flow (DCF) (1)	$475	$441
Cash distribution coverage ratio (1)	1.31x	1.60x

(1)	Distributable Cash Flow and Cash Distribution Coverage Ratio are non-GAAP measures. Reconciliations to the most relevant measures included in GAAP are attached to this news release.

TULSA, Okla. – Williams Partners L.P. (NYSE: WPZ) today announced unaudited first-quarter 2012 net income of $348 million, or $0.85 per common limited-partner unit, compared with first-quarter 2011 net income of $307 million, or $0.81 per common unit.

The increase in net income for the first quarter is primarily due to increases in fee-based revenues in both the midstream and gas pipeline businesses, as well as higher natural gas liquid (NGL) margins in the midstream business. There is a more detailed discussion of the midstream and gas pipeline results in the business segment performance section below.

Williams Partners L.P. (NYSE:WPZ) 1Q 2012 Financial Results April 25, 2012	Page 1 of 7

Strong Results Drive Increase in DCF for 1Q 2012

For first-quarter 2012, Williams Partners generated $475 million in distributable cash flow, compared with $441 million in first-quarter 2011. The previously noted improvement in the midstream and gas pipeline businesses drove the 8-percent increase in distributable cash flow for the first quarter.

CEO Perspective

Alan Armstrong, chief executive officer of Williams Partners’ general partner, made the following comments:

“The partnership performed very well in the first quarter, with recent expansion projects driving strong increases in fee-based revenue.

“We also completed an equity offering and are poised to close the Caiman acquisition. That acquisition, along with our expanding Susquehanna Supply Hub, will position Williams Partners as the leading infrastructure solution provider in the Marcellus Shale.

“We’re also very well positioned to capture the transportation growth being driven by increased demand for gas-fired power generation. Power generation is the driver behind about a third of the volumes in proposed projects in development on our Transco pipeline. We anticipate three Transco expansion projects coming online this year.”

Business Segment Performance

Williams Partners’ operations are reported through two business segments, Gas Pipeline and Midstream Gas & Liquids.

Consolidated Segment Profit	1Q
Amounts in millions	2012	2011
Gas Pipeline	$180	$175
Midstream Gas & Liquids	308	262

Total Segment Profit	$488	$437
Adjustments	1	—

Adjusted Segment Profit*	$489	$437

*	A schedule reconciling segment profit to adjusted segment profit is attached to this press release.

Williams Partners L.P. (NYSE:WPZ) 1Q 2012 Financial Results April 25, 2012	Page 2 of 7

Key Operational Metrics
	2011				2012
	1Q	2Q	3Q	4Q	1Q
Fee-based Revenues* (millions)
Gas Pipeline	$361	$359	$368	$384	$384
Midstream Gas & Liquids	217	230	249	248	258

Total	$578	$589	$617	$632	$642

NGL Margins
NGL margins (millions)	$207	$253	$234	$287	$242
NGL equity volumes (gallons in millions)	289	308	274	317	308
Per-unit NGL margins ($/gallon)	$0.71	$0.83	$0.85	$0.91	$0.79

*	Fee-based revenue is a non-GAAP measure. A reconciliation to the most relevant measure included in GAAP is attached to this news release.

Gas Pipeline

Williams Partners owns interests in three major interstate natural gas pipeline systems – Transco, Northwest Pipeline and Gulfstream. These systems have a combined peak day delivery capacity of more than 14 billion cubic feet per day (Bcf/d), and transport approximately 14 percent of the natural gas consumed in the United States.

Gas Pipeline reported segment profit of $180 million for first-quarter 2012, compared with $175 million for first-quarter 2011.

Higher transportation revenues associated with expansion projects placed into service in 2011 drove the improved results in the first quarter. The absence in 2012 of a reversal of project feasibility costs from expense to capital which occurred in 2011 and higher selling, general and administrative expenses partially offset the higher transportation revenues in first-quarter 2012.

Midstream Gas & Liquids

Midstream provides natural gas gathering, treating, and processing; deepwater production handling and oil transportation; and NGL fractionation, storage and transportation services.

The business reported segment profit of $308 million for first-quarter 2012, compared with segment profit of $262 million for first-quarter 2011.

A 19-percent increase in fee-based revenues, as well as higher NGL margins, drove the improved results in first-quarter 2012. A decline in margins related to the marketing of NGLs for the partnership and third parties, together with higher general and administrative expenses partially offset the higher fee-based revenues and NGL margins in the first quarter.

Williams Partners L.P. (NYSE:WPZ) 1Q 2012 Financial Results April 25, 2012	Page 3 of 7

The increase in Midstream’s fee-based revenues was driven by higher volumes in the partnership’s Susquehanna Supply Hub area of the Marcellus Shale, including additions from the February acquisition of the Laser Northeast Gathering System. Higher volumes on the Perdido Norte gas and oil pipelines in the deepwater Gulf of Mexico also contributed to the higher fee-based revenues. Also, gathering volumes in the West were higher than first-quarter 2011 when severe winter weather conditions in the Rockies reduced gas production volumes.

Lower average natural gas prices, partially offset by lower ethane prices, as well as an increase in NGL equity volumes sold, drove the 17-percent increase in NGL margins in the first quarter. The decline in NGL margins from fourth-quarter 2011 to first-quarter 2012 was due to significantly lower ethane prices. A large number of ethane cracker turnarounds was the primary driver of the lower ethane prices.

Slight Change to 2013 Capital Expenditures, Other Previous Guidance Unchanged

Williams Partners is increasing its 2013 capital expenditure guidance by $75 million at guidance midpoint, primarily to reflect the Virginia Southside expansion project on Transco. Previous earnings and capital expenditure guidance for 2012 and 2014, which were issued on March 19 in conjunction with the Caiman acquisition, is unchanged.

The partnership’s 2012-14 commodity price assumptions and guidance data is available in today’s earnings presentation that will be posted shortly at www.williamslp.com/investors.

First-Quarter Materials to be Posted Shortly, Q&A Webcast Scheduled for Tomorrow

Williams Partners’ first-quarter 2012 financial results package will be posted shortly at www.williamslp.com. The package will include the data book and analyst package, and the investor presentation with a recorded commentary from Alan Armstrong, CEO of Williams Partners’ general partner.

The partnership will host the first-quarter Q&A live webcast on Thursday, April 26 at 11 a.m. EDT. A link to the live webcast, as well as replays of the first-quarter webcast in both streaming and downloadable podcast formats following the event, will be available at www.williamslp.com. A limited number of phone lines will be available at (877) 795-3646. International callers should dial (719) 325-4784.

Williams Partners L.P. (NYSE:WPZ) 1Q 2012 Financial Results April 25, 2012	Page 4 of 7

Annual Analyst Day Meeting Set for May 22

Williams plans to host its annual Analyst Day on Tuesday, May 22. The event will feature in-depth presentations on Williams Partners’ midstream and gas pipeline businesses.

Presenters will include Alan Armstrong, president and chief executive officer; Don Chappel, chief financial officer; Randy Barnard, president of the gas pipeline business; Rory Miller, president of the midstream business; and other key members of Williams’ management team.

Williams’ Analyst Day will be broadcast live via webcast beginning on May 22 at 8:45 a.m. EDT. Participants can access the webcast at www.williams.com or www.williamslp.com. Slides will be available on the morning of the event on both web sites for viewing, downloading and printing. A replay of the Analyst Day webcast will be available for two weeks following the event at the web sites listed above.

Definitions of Non-GAAP Financial Measures

This press release includes certain financial measures – Distributable Cash Flow, Cash Distribution Coverage Ratio, Fee-based Revenues, and Adjusted Segment Profit – that are non-GAAP financial measures as defined under the rules of the SEC.

For Williams Partners L.P., Adjusted Segment Profit excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes Adjusted Segment Profit provides investors meaningful insight into Williams Partners L.P.’s results from ongoing operations.

For Williams Partners L.P. we define Fee-based Revenues as total revenues less commodity-based and tracked revenue. Such excluded items can be volatile due to changing market conditions, which are largely beyond our management’s control. Fee-based revenues provides investors with information about the growth of our revenues that are not subject to this volatility.

For Williams Partners L.P. we define Distributable Cash Flow as net income plus depreciation and amortization and cash distributions from our equity investments less our earnings from our equity investments, distributions to noncontrolling interests and maintenance capital expenditures. We also adjust for payments and/or reimbursements under omnibus agreements with Williams and certain other items.

For Williams Partners L.P. we also calculate the ratio of Distributable Cash Flow to the total cash distributed (Cash Distribution Coverage Ratio). This measure reflects the amount of Distributable Cash Flow relative to our cash distribution. We have also provided this ratio calculated using the most directly comparable GAAP measure, net income.

Williams Partners L.P. (NYSE:WPZ) 1Q 2012 Financial Results April 25, 2012	Page 5 of 7

This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Neither Fee-based Revenues, Adjusted Segment Profit nor Distributable Cash Flow are intended to represent cash flows for the period, nor are they presented as an alternative to revenues, net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

About Williams Partners L.P. (NYSE: WPZ)

Williams Partners L.P. is a leading diversified master limited partnership focused on natural gas transportation; gathering, treating, and processing; storage; natural gas liquid (NGL) fractionation; and oil transportation. The partnership owns interests in three major interstate natural gas pipelines that, combined, deliver 14 percent of the natural gas consumed in the United States. The partnership’s gathering and processing assets include large-scale operations in the U.S. Rocky Mountains and both onshore and offshore along the Gulf of Mexico. Williams (NYSE: WMB) owns approximately 69 percent of Williams Partners, including the general-partner interest. More information is available at www.williamslp.com.

# # #

Williams Partners L.P. is a limited partnership formed by The Williams Companies, Inc. (Williams). Our reports, filings, and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You typically can identify forward-looking statements by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	Amounts and nature of future capital expenditures;
•	Expansion and growth of our business and operations;
•	Financial condition and liquidity;
•	Business strategy;
•	Cash flow from operations or results of operations;
•	The levels of cash distributions to unitholders;
•	Seasonality of certain business components; and
•	Natural gas, natural gas liquids, and crude oil prices and demand.

Williams Partners L.P. (NYSE:WPZ) 1Q 2012 Financial Results April 25, 2012	Page 6 of 7

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this announcement. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•

Whether we have sufficient cash from operations to enable us to pay current and expected levels of cash distributions following establishment of cash reserves and payment of fees and expenses, including payments to our general partner;

•	Availability of supplies, market demand, volatility of prices, and the availability and cost of capital;
•	Inflation, interest rates and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);
•	The strength and financial resources of our competitors;
•	Ability to acquire new businesses and assets and integrate those operations and assets into our existing businesses, as well as expand our facilities;
•	Development of alternative energy sources;
•	The impact of operational and development hazards;
•

Costs of, changes in, or the results of laws, government regulations (including safety and climate change regulation and changes in natural gas production from exploration and production areas that we serve), environmental liabilities, litigation and rate proceedings;

•	Our allocated costs for defined benefit pension plans and other postretirement benefit plans sponsored by our affiliates;
•	Changes in maintenance and construction costs;
•	Changes in the current geopolitical situation;
•	Our exposure to the credit risk of our customers and counterparties;
•	Risks related to strategy and financing, including restrictions stemming from our debt agreements, future changes in our credit ratings and the availability and cost of credit;
•	Risks associated with future weather conditions;
•	Acts of terrorism, including cybersecurity threats and related disruptions; and
•	Additional risks described in our filings with the Securities and Exchange Commission (SEC).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this announcement. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Limited partner interests are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business. Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the SEC on February 28, 2012, and our quarterly reports on Form 10-Q available from our offices or from our website at www.williamslp.com.

Williams Partners L.P. (NYSE:WPZ) 1Q 2012 Financial Results April 25, 2012	Page 7 of 7

Financial Highlights and Operating Statistics

(UNAUDITED)

Final

March 31, 2012

Reconciliation of Non-GAAP Measures

(UNAUDITED)

This press release includes certain financial measures, Adjusted Segment Profit, Fee-based Revenues, and Distributable Cash Flow that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.

For Williams Partners L.P., Adjusted Segment Profit excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes Adjusted Segment Profit provides investors meaningful insight into Williams Partners L.P.’s results from ongoing operations.

For Williams Partners L.P. we define Fee-based Revenues as total revenues less commodity-based and tracked revenue. Such excluded items can be volatile due to changing market conditions, which are largely beyond our management’s control. Fee-based revenues provides investors with information about the growth of our revenues that are not subject to this volatility.

For Williams Partners L.P. we define Distributable Cash Flow as net income plus depreciation and amortization and cash distributions from our equity investments less our earnings from equity investments, distributions to noncontrolling interest and maintenance capital expenditures. We also adjust for payments and/or reimbursements under omnibus agreements with Williams and certain non-cash adjustments.

For Williams Partners L.P. we also calculate the ratio of Distributable Cash Flow to the total cash distributed (cash distribution coverage ratio). This measure reflects the amount of Distributable Cash Flow relative to our cash distribution. We have also provided this ratio calculated using the most directly comparable GAAP measure, net income.

This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Neither Adjusted Segment Profit nor Distributable Cash Flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

	2011					2012
(Dollars in millions, except coverage ratios)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Williams Partners L.P.
Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net income”
Net income	$307	$338	$342	$391	$1,378	$348
Depreciation and amortization	150	154	155	152	611	156
Non-cash amortization of debt issuance costs included in interest expense	5	5	3	4	17	4
Equity earnings from investments	(25)	(36)	(40)	(41)	(142)	(30)
Reimbursements (payments) from/(to) Williams under omnibus agreement	8	2	6	15	31	6
Maintenance capital expenditures	(34)	(106)	(148)	(126)	(414)	(61)

Distributable Cash Flow excluding equity investments	411	357	318	395	1,481	423
Plus: Equity investments cash distributions to Williams Partners L.P.	30	40	50	49	169	52

Distributable Cash Flow	$441	$397	$368	$444	$1,650	$475

Total cash distributed:	$276	$286	$294	$311	$1,167	$363 (a)

Coverage ratios:
Distributable Cash Flow divided by Total cash distributed	1.60	1.39	1.25	1.43	1.41	1.31

Net income divided by Total cash distributed	1.11	1.18	1.16	1.26	1.18	0.96

(a)	Includes approximately $23 million in distributions reflecting additional units to be issued in conjunction with the Caiman acquisition.

Reconciliation of GAAP “Segment Profit” to Non-GAAP “Adjusted Segment Profit”

(UNAUDITED)

	2011					2012
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Gas Pipeline	$175	$152	$170	$176	$673	$180
Midstream Gas & Liquids	262	319	301	341	1,223	308

Segment Profit	$437	$471	$471	$517	$1,896	$488

Adjustments:
Gas Pipeline
Loss related to Eminence storage facility leak	4	3	6	2	15	1
Gain on sale of base gas from Hester storage field	(4)	—	—	—	(4)	—

Total Gas Pipeline adjustments	—	3	6	2	11	1

Total adjustments included in segment profit	—	3	6	2	11	1

Adjusted segment profit	$437	$474	$477	$519	$1,907	$489

Consolidated Statement of Income

(UNAUDITED)

	2011					2012
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Revenues:
Gas Pipeline	$416	$407	$429	$426	$1,678	$422
Midstream Gas & Liquids	1,163	1,264	1,244	1,380	5,051	1,263

Total revenues	1,579	1,671	1,673	1,806	6,729	1,685

Segment costs and expenses:
Costs and operating expenses	1,105	1,163	1,169	1,235	4,672	1,134
Selling, general, and administrative expenses	73	74	69	74	290	88
Other (income) expense - net	(11)	(1)	4	21	13	5

Segment costs and expenses	1,167	1,236	1,242	1,330	4,975	1,227
General corporate expenses	30	27	29	26	112	36

Operating income:
Gas Pipeline	166	138	153	158	615	163
Midstream Gas & Liquids	246	297	278	318	1,139	295
General corporate expenses	(30)	(27)	(29)	(26)	(112)	(36)

Total operating income	382	408	402	450	1,642	422

Equity earnings	25	36	40	41	142	30
Interest accrued	(108)	(107)	(105)	(106)	(426)	(110)
Interest capitalized	2	3	3	3	11	3
Interest income	1	—	—	1	2	1
Other income (expense) - net	5	(2)	2	2	7	2

Net income	$307	$338	$342	$391	$1,378	$348

Allocation of net income for calculation of earnings per common unit:
Net income	$307	$338	$342	$391	$1,378	$348
Allocation of net income to general partner	71	74	79	84	308	94

Allocation of net income to common units	$236	$264	$263	$307	$1,070	$254

Net income, per common unit	$0.81	$0.91	$0.91	$1.05	$3.69	$0.85
Weighted-average number of common units outstanding (thousands)	289,845	290,213	290,477	290,477	290,255	299,269
Cash distributions per common unit	$0.7175	$0.7325	$0.7475	$0.7625	$2.9600	$0.7775

Note:	The sum of net income per common unit for the quarters may not equal the total income per common unit for the year due to changes in the weighted-average number of common units outstanding.

Gas Pipeline

(UNAUDITED)

	2011					2012
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Revenues:
Northwest Pipeline GP	$110	$106	$107	$111	$434	$111
Transcontinental Gas Pipe Line	305	301	322	315	1,243	310
Other	1	—	—	—	1	1

Total revenues	416	407	429	426	1,678	422

Segment costs and expenses:
Costs and operating expenses	219	225	237	213	$894	205
Selling, general and administrative expenses	41	40	35	39	155	46
Other (income) expense - net	(10)	4	4	16	14	8

Total segment costs and expenses	250	269	276	268	1,063	259

Equity earnings	9	14	17	18	58	17

Reported segment profit:
Northwest Pipeline GP	56	51	50	58	215	55
Transcontinental Gas Pipe Line	111	89	102	104	406	109
Other	8	12	18	14	52	16

Total reported segment profit	175	152	170	176	673	180

Adjustments:
Transcontinental Gas Pipe Line	—	3	6	2	11	1

Total adjustments	—	3	6	2	11	1

Adjusted segment profit:
Northwest Pipeline GP	56	51	50	58	215	55
Transcontinental Gas Pipe Line	111	92	108	106	417	110
Other	8	12	18	14	52	16

Total adjusted segment profit	$175	$155	$176	$178	$684	$181

Operating statistics (Tbtu)

Northwest Pipeline GP
Throughput	176.8	142.3	132.6	186.1	637.8	191.4
Avg. daily transportation volumes	2.0	1.6	1.4	2.0	1.7	2.1
Avg. daily firm reserved capacity	2.9	2.9	2.9	2.9	2.9	2.9

Transcontinental Gas Pipe Line
Throughput	652.2	535.2	583.9	636.5	2,407.8	735.6
Avg. daily transportation volumes	7.2	5.9	6.3	6.9	6.6	8.1
Avg. daily firm reserved capacity	7.7	7.8	8.0	8.7	8.0	8.8

Midstream Gas & Liquids

(UNAUDITED)

	2011					2012
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Revenues:
Fee revenues:
Gathering & processing	$163	$172	$182	$186	$703	$197
Production handling and transportation	25	26	32	29	112	30
Other fee revenues	29	32	35	33	129	31
Commodity-based revenues:
NGL sales from gas processing	306	360	331	384	1,381	313
Marketing sales	1,122	1,233	1,201	1,361	4,917	1,186
Other sales	13	15	10	14	52	21

	1,658	1,838	1,791	2,007	7,294	1,778
Intrasegment eliminations	(495)	(574)	(547)	(627)	(2,243)	(515)

Total revenues	1,163	1,264	1,244	1,380	5,051	1,263

Segment costs and expenses:
NGL cost of goods sold	99	107	97	97	400	71
Marketing cost of goods sold	1,109	1,221	1,193	1,359	4,882	1,195
Other cost of goods sold	7	9	5	11	32	13
Operating costs	166	176	181	184	707	165
Other
Selling, general, and administrative expenses	32	34	33	36	135	42
Other (income) expense - net	(1)	(6)	4	2	(1)	(3)
Intrasegment eliminations	(495)	(574)	(547)	(627)	(2,243)	(515)

Total segment costs and expenses	917	967	966	1,062	3,912	968

Equity earnings	16	22	23	23	84	13

Reported segment profit	262	319	301	341	1,223	308

Adjusted segment profit	$262	$319	$301	$341	$1,223	$308

Operating statistics
Gathering and Processing
Gathering volumes (TBtu)	321	337	345	374	1,377	386
Plant inlet natural gas volumes (Tbtu)	387	398	399	408	1,592	405
NGL equity sales (million gallons) *	289	308	274	317	1,188	308
NGL margin ($/gallon)	$0.71	$0.83	$0.85	$0.91	$0.83	$0.79
NGL production (million gallons) *	683	729	693	788	2,893	804

Discovery Producer Services LLC (equity investment) - 100%
NGL equity sales (million gallons)	20	19	21	19	79	20
NGL production (million gallons)	83	80	76	68	307	71

Laurel Mountain Midstream, LLC (equity investment) - 100%
Gathering volumes (Tbtu)	12	13	12	15	52	15

Overland Pass Pipeline Company LLC (equity investment) - 100%
NGL Transportation volumes (Mbbls)	10,483	11,836	12,132	13,696	48,147	13,968

*	Excludes volumes associated with partially owned assets that are not consolidated for financial reporting purposes.

Capital Expenditures and Investments

(UNAUDITED)

	2011					2012
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Capital expenditures:

Gas Pipeline:
Northwest Pipeline GP	$14	$22	$36	$43	$115	$21
Transcontinental Gas Pipe Line	84	77	107	118	386	62

Total	98	99	143	161	501	83
Midstream Gas & Liquids	58	54	146	232	490	173

Total*	$156	$153	$289	$393	$991	$256

Purchase of businesses:
Gas Pipeline	$—	$—	$—	$—	$—	$—
Midstream Gas & Liquids	—	—	31	—	31	(7)
Corporate	—	—	—	—	—	332

Total	$—	$—	$31	$—	$31	$325

Purchase of investments:
Gas Pipeline**	$8	$179	$2	$2	$191	$4
Midstream Gas & Liquids	28	60	37	55	180	44

Total	$36	$239	$39	$57	$371	$48

Summary:
Gas Pipeline	$106	$278	$145	$163	$692	$87
Midstream Gas & Liquids	86	114	214	287	701	210
Corporate	—	—	—	—	—	332

Total	$192	$392	$359	$450	$1,393	$629

Cumulative summary:
Gas Pipeline	$106	$384	$529	$692	$692	$87
Midstream Gas & Liquids	86	200	414	701	701	210
Corporate	—	—	—	—	—	332

Total	$192	$584	$943	$1,393	$1,393	$629

Capital expenditures incurred and purchase of investments:

Increases to property, plant, and equipment	$142	$174	$332	$408	$1,056	$282
Purchase of businesses	—	—	31	—	31	325
Purchase of investments	36	239	39	57	371	48

Total	$178	$413	$402	$465	$1,458	$655

*Increases to property, plant, and equipment	$142	$174	$332	$408	$1,056	$282
Changes in related accounts payable and accrued liabilities	14	(21)	(43)	(15)	(65)	(26)

Capital expenditures	$156	$153	$289	$393	$991	$256

**	The second quarter of 2011 includes the acquisition of a 24.5 percent interest in Gulfstream Natural Gas System, L.L.C. from a subsidiary of Williams.

Depreciation and Amortization

(UNAUDITED)

	2011					2012
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Depreciation and amortization:
Gas Pipeline:
Northwest Pipeline GP	$23	$22	$23	$23	$91	$23
Transcontinental Gas Pipe Line	64	67	65	64	260	66

Total	87	89	88	87	351	89
Midstream Gas & Liquids	63	65	67	65	260	67

Total	$150	$154	$155	$152	$611	$156

Williams Partners L.P.

	2012 Guidance			2013 Guidance			2014 Guidance
(Dollars in millions, except coverage ratios)	Low	Midpoint	High	Low	Midpoint	High	Low	Midpoint	High
Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net income”

Net income	$1,190	$1,415	$1,640	$1,455	$1,693	$1,930	$1,480	$1,720	$1,960
Depreciation and amortization	725	745	765	780	800	820	850	870	890
Other	45	45	45	40	43	45	70	70	70
Maintenance capital expenditures	(445)	(480)	(515)	(350)	(385)	(420)	(350)	(385)	(420)

Distributable cash flow	$1,515	$1,725	$1,935	$1,925	$2,150	$2,375	$2,050	$2,275	$2,500

Total cash to be distributed *	$1,514	$1,518	$1,521	$1,748	$1,778	$1,808	$1,993	$2,054	$2,114

Coverage ratios:
Distributable cash flow divided by Total cash to be distributed *	1.00	1.14	1.27	1.10	1.21	1.31	1.03	1.11	1.18

Net income divided by Total cash to be distributed *	0.79	0.93	1.08	0.83	0.95	1.07	0.74	0.84	0.93

* Distributions in 2012 reflect quarterly increases of $0.01 in the low case, $0.015 in the midpoint case and $0.02 in the high case over the 1Q 2012 distribution of $0.7775.
In 2013-2014 distributions reflect quarterly increases of $0.015 in the low case, $0.02 in the midpoint case, and $0.025 in the high case.

Reconciliation of Non-GAAP “Adjusted Segment Profit” to GAAP “Segment Profit”
Segment Profit:
Midstream	$1,050	$1,275	$1,500	$1,325	$1,550	$1,775	$1,350	$1,600	$1,850
Gas Pipeline	679	699	719	700	725	750	775	800	825

Total Segment Profit	1,729	1,974	2,219	2,025	2,275	2,525	2,125	2,400	2,675
Adjustments:
Midstream - Acquisition transaction costs	50	50	50	—	—	—	—	—	—
Gas Pipeline - Loss related to Eminence storage facility leak	1	1	1	—	—	—	—	—	—

Adjusted segment profit	$1,780	$2,025	$2,270	$2,025	$2,275	$2,525	$2,125	$2,400	$2,675

Non-GAAP Reconciliation of Fee Revenues to Total Segment Revenues

(UNAUDITED)

	2011					2012
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Gas Pipeline revenues:
Fee revenues	$361	$359	$368	$384	$1,472	$384
Tracked revenues	50	48	61	42	201	38
Other revenues	5	—	—	—	5	—

Total Gas Pipeline revenues	$416	$407	$429	$426	$1,678	$422

Midstream Gas & Liquids revenues:
Fee revenues	217	230	249	248	944	258
Commodity-based revenues	1,441	1,608	1,542	1,759	6,350	1,520
Other/Elims	(495)	(574)	(547)	(627)	(2,243)	(515)

Total Midstream Gas & Liquids revenues	$1,163	$1,264	$1,244	$1,380	$5,051	$1,263